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                                                                   Exhibit 10.59


                              DEVELOPMENT AGREEMENT


      THIS DEVELOPMENT AGREEMENT (this "Agreement") is made and entered into as of June 30, 1997, between ALCO II, L.L.C., a North Carolina limited liability company ("Owner") and BCC Development and Management Company, a Delaware corporation ("Developer"), and Balanced Care Corporation, a Delaware corporation ("Guarantor").

                                    RECITALS

      WHEREAS, Owner is purchasing certain real estate located in (1) Roanoke County, (2) City of Danville, (3) City of Harrisonburg, Virginia (the "Property"), on which it plans to construct an assisted living facility; and

      WHEREAS, Developer has experience and knowledge in the areas of development, construction and operation of assisted living facilities; and

      WHEREAS, Owner wishes to develop, with Developer's assistance, a (1) 59-unit (Roanoke), (2) 60-unit (Danville), (3) 51-unit (Harrisonburg) assisted living facility and all of the personal property necessary or appropriate for the use and operation of such an assisted living facility (the "Project"); and

      WHEREAS, Construction Lender [as defined in the Construction Disbursement Agreement set forth in Exhibit 2.1(i)] has been appointed by Owner as agent for Owner to function as construction lending manager and to administer fund disbursement on behalf of Owner to Developer up to 100% of the approved, budgeted development costs set forth in the Construction Disbursement Agreement; and

      WHEREAS, Owner wishes to employ Developer to provide Owner with assistance in the development of the Project and to cause Developer's affiliate, BCC at Harrisonburg, Inc. ("Lessee") to lease the Project under a triple-net, pass through lease as more particularly set forth below.

                                   WITNESSETH

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and the Developer do hereby agree as follows:

      1. DEFINITIONS. The definitions of certain terms used herein are set forth on Exhibit 1 attached hereto.
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      2. THE PROJECT.

      2.1 Development of Project. Developer agrees (i) to develop and construct the Project for an amount not to exceed the sum of ($_____________________), including Developer's fees, Developer's incentive fee, contingency, fees and accrued interest on advances made by Construction Lender on behalf of Owner (which interest shall accrue on all sums advanced or deemed to be advanced and shall be posted on the first of each month), all as set forth on the line-item budget attached hereto as Exhibit 2.1 (i) under the heading of "Maximum Project Amount", subject to such increases, reallocations or other modifications as shall be made only upon Construction Lender's prior written consent on behalf of Owner, which consent shall be in Construction Lender's sole discretion (the "Approved Budget"); (ii) to cause the construction of the Project pursuant to the plans and specifications set forth as Exhibit 2.1 (ii); (iii) to obtain or execute a construction contract for the Project with a fixed price or guaranteed maximum amount, such contract to be in the form set forth in Exhibit 2.1(iii);
(iv) to satisfy any requirements in the Lease or sought to be imposed by Lessee relating to acceptance of occupancy or commencement of rent; and (v) to cause completion of construction and equipping of the Project in accordance with plans and specifications which are submitted to and approved by Construction Lender on behalf of Owner and in accordance with all Laws and any licensure requirements and so as to permit the "Primary Intended Use" described in the Lease.

      Developer agrees to comply with and timely satisfy the terms and conditions (including, but not limited to, the conditions for obtaining advances from Construction Lender) pursuant to the Construction Disbursement Agreement, which agreement is incorporated herein by this reference in full and deemed a part of this Agreement.

      2.2 Developer's Services. Until Completion of the Project or termination as provided in Sections 4.2 or 8.2 below, Developer, acting within the parameters of the Approved Budget and the plans and specifications approved by Construction Lender on behalf of Owner, shall have the authority in its own name (not as Owner's Agent) to supervise, direct and coordinate all development and project management matters pertaining to the Project, including, without limitation:

            (a)   Development Services:

                  (1) completing a market analysis to confirm bed need;

                  (2) finding a suitable site and obtaining rights thereto;

                  (3) obtaining architectural plans for the Project;

                  (4) retaining and supervising engineers, architects, land planners, surveyors, consultants, independent contractors, subcontractors, attorneys, service agents, suppliers and other providers of materials or services;


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                  (5) pursuing with the appropriate governmental agencies
obtaining any necessary permits and approvals to permit the Property's use and development in a manner reflected in the plans and specifications approved in advance by Construction Lender on behalf of Owner;

                  (6) entering into contracts for labor, materials and services;

                  (7) creating and filing, after Owner's express approval of, and, where required, execution of any easements, plats, maps, plans, declarations of covenants and restrictions, right-of-way deeds and other similar instruments necessary to the development of the Project;

                  (8) purchasing all necessary supplies and equipment required for the development, construction, management and operation of the Project and all improvements forming a part thereof;

            (b)   Project Management Services:

                  (1) coordinating with all applicable federal, state, county and city governmental authorities and securing all necessary permits, authorizations and approvals to permit Lessee's Primary Intended Use of the Project;

                  (2) negotiating for the provision of utilities to serve the Property and the Project;

                  (3) supervising all construction on the Property and supervising contractor compliance with construction, architectural or development criteria applicable to the Project;

                  (4) paying the reasonable fees, charges, expenses and commissions of all independent contractors, architects, engineers, subcontractors, suppliers and service agents utilized in the development and construction of the Project; and

                  (5) __________ all other construction administration with respect to the Project.

      2.3 Financing of Project. Fund disbursement will be administered by Owner as construction lending manager pursuant to the Construction Disbursement Agreement set forth on Exhibit 2.3 hereto.

      2.4 Lease of Project. Simultaneously with the execution of this Development Agreement, Developer will cause Lessee to execute a lease of the Project from Owner in the form attached hereto as Exhibit 2.4 ("Lease").


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      2.5 Opinion of Counsel. Simultaneously with the execution hereof,
Developer shall deliver or cause to be delivered to Owner an opinion of counsel, in form and substance reasonably satisfactory to Owner, regarding the due authorization, execution and enforceability of the Lease and related documents.

      2.6 Guaranty. All obligations of the Developer under this Agreement are unconditionally guaranteed by Guarantor which joins in this Agreement for such purpose. The obligation of Guarantor is primary and not secondary.

      2.7 Owner Cooperation. Owner shall take all reasonable and necessary steps to cooperate with Developer as necessary to enable Developer to discharge its obligations hereunder; provided, however, that Construction Lender shall not be required to expend funds on behalf of Owner not provided for in the Approved Budget unless consented to by Construction Lender on behalf of Owner under
Section 2.1 above.

      3. REPRESENTATIONS AND WARRANTIES.

      3.1 Representations and Warranties of Developer and Guarantor. Developer and Guarantor represent and warrant to Owner that:

            (a) Formation and Qualification. Developer and Guarantor are corporations duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and are duly qualified and in good standing in the Commonwealth of Virginia, and have both all requisite power and authority to enter into this Agreement, the Construction Disbursement Agreement and any guarantees and other documents to which Developer or Guarantor is a party and contemplated herein or therein (collectively, the "Transaction Documents") and to conduct their respective businesses and own and lease their respective properties.

            (b) Transaction Documents. The execution, delivery and performance of the Transaction Documents to which the Developer and Guarantor are parties are within the Developer's and Guarantor's power and authority, have been duly authorized by all necessary action and do not and will not (a) require any Authorization which has not been obtained, (b) contravene the Charter Documents of Developer or Guarantor, any applicable Laws or any agreement or restriction binding on or affecting Developer or Guarantor or their properties, or (c) except to the extent created under the Transaction Documents, result in or require the creation or imposition of any Lien upon or with respect to any property now owned by Developer or Guarantor. No Authorization of Developer or Guarantor (except which has already been obtained) is required for the enforcement by Owner of its remedies under the Transaction Documents. Each Transaction Document, when executed and delivered, will constitute the legal, valid and binding obligation of Developer and Guarantor, enforceable against Developer and Guarantor, as applicable, in accordance with its terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency or other similar Laws affecting the rights of creditors generally.


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            (c) Financial Information. The Financial Statements of Developer and
Guarantor which have been furnished to Owner fairly present Developer's and Guarantor's financial condition as at the dates of such Financial Statements and results of operations, properties or prospects of Developer and Guarantor. Developer and Guarantor have filed all tax returns required to be filed by them, and have paid all Taxes due pursuant to such returns or in respect of any of their properties, and to the current, actual knowledge of Developer and Guarantor without special inquiry or investigation, no basis exists for additional assessments which have not been adequately reserved against in the Financial Statements referred to above or otherwise disclosed in writing to Owner.

            (d) Litigation and Other Matters. Except as otherwise disclosed in writing to Owner: (a) no actions or other proceedings affecting or relating to Developer or Guarantor or any of the Project are pending or, to the best knowledge of Developer and Guarantor, threatened, and (b) no actions or other proceedings are pending or, to the best knowledge of Developer and Guarantor, threatened against or affecting Developer or Guarantor or any of their property which (as regards both clauses (a) and (b) immediately preceding), if determined adversely to Developer or Guarantor, could materially impair the financial condition, operations, properties or prospects of Developer or Guarantor or the ability of Developer or Guarantor to perform their respective obligations under the Transaction Documents.

            (e) Documents and Other Information. All Documents and other information delivered to Owner pursuant to any of the Transaction Documents to which Developer or Guarantor are parties are and will be complete and correct in all material respects at the time of delivery to Owner.

      3.2 Representations and Warranties of Owner.

            (a) Formation and Qualification. Owner is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of North Carolina and is duly qualified and in good standing in the Commonwealth of Virginia, and has all requisite power and authority to enter into this Agreement, the Construction Disbursement Agreement, the Loan Agreement with Construction Lender, and any other documents to which it is a party and contemplated herein or therein and to conduct its business and own and lease its properties.

      4. EVENTS OF DEFAULT AND REMEDIES OF OWNER.

      4.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default.

            (a) Developer shall fail to perform or observe any material term, covenant or condition of this Agreement or any documents executed in connection herewith and such failure is not cured by Developer within a period of thirty
(30) days after receipt by Developer of notice thereof from Owner, unless such failure cannot with reasonable due diligence be cured within a period of thirty
(30) days, in which case such failure shall not be deemed to continue if Developer


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proceeds promptly and with reasonable due diligence to cure the failure and diligently completes the curing thereof (as soon as reasonably possible);

            (b) any representation or warranty of Developer or Guarantor contained in this Agreement or any Transaction Document or made in connection with the Project, this Agreement or any Transaction Document proves to have been incorrect in any material respect when made;

            (c) Developer is enjoined by any court or other Governmental Agency from constructing the Project or entering into the Transaction Documents and such injunction continues unreleased and unstayed for forty-five (45) days;

            (d) Without Construction Lender's consent of behalf of Owner, which shall not be unreasonably withheld, Developer is dissolved or liquidated or merged with or into any other Person; or for any period of more than thirty (30) days, after Developer has received notice, Developer ceases to exist in its present form and (where applicable) be in good standing and duly qualified under the Laws of the States of Delaware and Virginia; or all or substantially all of the assets of Developer are sold or otherwise transferred.

            (e) The Guarantor ceases to own 100% of the Voting Stock of Developer (unless consented to by Construction Lender on Owner's behalf in Construction Lender's reasonable discretion).

            (f) Developer or Guarantor is subject to an order for relief by the bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors; or Developer or Guarantor applies for or consents to the appointment of any receiver, trustee or similar official for it or for all or any part of its property (or any such appointment is made without its consent and the appointment continues undischarged and unstayed for sixty (60) days); or Developer or Guarantor institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to it or to all or any part of its property under the Laws of any jurisdiction (or any such proceeding is instituted without its consent and continues undismissed and unstayed for sixty (60) days); or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against any property of Developer or any Guarantor and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

      4.2 Remedies of Owner. Upon the occurrence of any Event of Default hereunder by Developer, Owner may, without further notice to or demand, if any, upon Developer, which are expressly waived by Developer (except for notices or demands otherwise required by applicable Laws to the extent not effectively waived by Developer and any notices or demands specified in the Transaction Documents), exercise any one or more of the following Remedies as Owner may determine:

            (a) Construction Lender, on behalf of Owner, may recover all previously paid


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Developer fees and accrued and unpaid interest on advances at the Advance Rate, terminate further advances to Developer;

            (b) Owner may terminate Developer's rights with respect to the Project and perform any of Developer's obligations in such manner as Owner may reasonably determine; or

            (c) Owner may proceed to protect, exercise and enforce any and all other Remedies provided under the Transaction Documents or by applicable Laws.

      All actual and reasonable costs, expenses, charges and advances of Owner in exercising any such Remedies shall be payable by Developer to Owner as Transaction Expenses in accordance herewith.

      4.3 Remedies Cumulative. Each of the Remedies of Owner provided in the Transaction Documents is cumulative and not exclusive of, and shall not prejudice, any other Remedy provided in the Transaction Documents or by applicable Laws. Each Remedy may be exercised from time to time as often as deemed necessary by Owner, and in such order and manner as Owner may determine. No failure or delay on the part of Owner in exercising any Remedy shall operate as a waiver of such Remedy; nor shall any single or partial exercise of any Remedy preclude any other or further exercise of such Remedy or of any other Remedy. No application of payments, or any advances or other action by or on behalf of Owner, will cure or waive any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Transaction Documents or prevent the exercise, or continued exercise, of any Remedies of Owner.

      5. IMPOSITIONS. Prior to the commencement of the term of the Lease, Developer will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and Developer will promptly, upon request, furnish to Construction Lender on behalf of Owner copies of official receipts or other satisfactory proof evidencing such payments. Developer's obligation to pay such Impositions become payable without a penalty.

      6. PERMITTED CONTESTS. Notwithstanding any provision of this Agreement to the contrary, Developer may contest by appropriate action any Imposition, and Owner shall have no right to pay such Imposition on Developer's behalf during the pendency of such contest, provided that (a) no "Event of Default" has occurred and is continuing under this Agreement or under any of the other Transaction Documents; (b) Developer has given Owner written notice that Developer is contesting the application, interpretation or validity of the law, regulation, order or agreement pertaining to the Imposition by appropriate legal or administrative proceedings conducted in good faith and with due diligence and dispatch; (c) such contest shall not subject Owner or any of its affiliates to any assignment of all or any portion of the Owner's interest in any of the Project to civil or criminal liability and does not jeopardize any such party's interest in the Project; and (d) Developer shall give such security or assurances as may be reasonably required by Construction Lender to ensure ultimate compliance with all legal or contractual requirements


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pertaining to the Imposition (and payment of all costs, expenses, interest and penalties in connection therewith) and to prevent any sale, forfeiture or loss by reason of nonpayment or noncompliance.

      7. DOCUMENTS TO BE PROVIDED BY DEVELOPER.

      7.1 Certificate of Occupancy. The Developer shall furnish Owner a copy of the final certificate of occupancy for the Project, as well as any related operating licenses or other certificates of authority within twelve (12) months (unless extended by Owner in Owner's reasonable discretion) of the date of this Agreement (but no later than the date required by any regulatory agency) and satisfy within such period any other conditions, if any, necessary to trigger the obligations of Lessee under the Lease to commence the payment of rent. The commencement and first payment by Lessee of said rent payments under the Lease shall be a condition of Construction Lender's payment obligation on behalf of Owner with respect to the final installment of the Developer's fee.

      7.2 Plans and Specifications: Project Compliance. The Developer will provide two (2) complete sets of the final Plans and Specifications for Construction Lender and its construction inspector. The Project, as completed, must conform substantially to such approved Plans and Specifications and comply with covenants and restrictions of record and all applicable laws, ordinances and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, the Fair Housing Act and regulations thereunder, and laws, ordinances and regulations relating to zoning, building codes, set back requirements and environmental matters. Developer, by its execution and delivery of this Agreement, represents and warrants to Owner and Construction Lender that the Project will, if constructed in accordance with plans and specifications provided by Developer, comply with covenants and restrictions of record and all applicable Laws.

      7.3 Soils Report; Architect's Certificate of Soil Conditions and Other Matters.

      Developer must furnish Construction Lender with a copy of the soils report addressed to Construction Lender and a letter from Developer's architect in form and content satisfactory to Construction Lender stating that the structural foundations have been adequately designed considering soil conditions at the site, permitting assignment of the plans and specifications to Construction Lender for its use on behalf of Owner in the event of default without responsibility on the part of the Owner or Construction Lender for the architect's fees, and certifying as to compliance of the plans and specifications with applicable laws, ordinances and regulations and such other matters as Owner and/or Construction Lender may reasonably request.

      7.4 Financial and Other Information. The Construction Lender must receive, prior to closing hereunder, current financial statements of Developer, Lessee and Guarantor and any applicable regulatory approvals required for the Project. The contents of these financial statements and approvals are subject to the Owner's review and approval.


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      7.5 Construction Contract and Completion. Developer will provide
Construction Lender with a guaranteed maximum price construction contract in an amount not greater than the proceeds allocable thereto, together with payment and performance bonds with a dual obligee rider naming the Owner and Construction Lender. The general contractor, the form and content of the contract and the form and content of the bonds must be acceptable to Construction Lender. Owner reserves the right for Construction Lender to approve changes in the general contractor.

      Developer shall cause the general contractor to provide a lien waiver and affidavit of payment of all subcontractors, laborers and materialmen as a condition to the payment of the remainder of Developer's fee. Developer shall be responsible for assuring that the Project is completed, licensed and certified for occupancy within the earlier of twelve (12) months (unless extended by Owner in Owner's reasonable discretion) from commencement of construction or the date required by any regulatory approval, and the construction contract will obligate the general contractor to timely complete the Project within such period.

      8. TERM.

      8.1 Term. The term of this Agreement shall commence on the date hereof and shall, unless sooner terminated as provided in Section 4.2 above or Section 8.2 below, or unless extended by agreement between Developer and Owner, terminate upon Completion of the Project.

      8.2 Termination by Developer. Developer may terminate this Agreement following forty-five (45) days written notice to Owner if the Developer has fully complied with all of its obligations hereunder and under the Transaction Documents, has satisfied all conditions for an advance of funds under this Agreement and the Construction Disbursement Agreement and no Event of Default exists, and Construction Lender nevertheless shall fail to advance funds required under this Agreement and the Construction Disbursement Agreement and such failure is not cured within such forty-five (45) day period. Upon such a termination, Developer shall also be entitled to exercise an option to purchase the Project in its then current condition (which option must be exercised, and the Purchase closed, if at all, within ninety (90) days following the end of such aforesaid forty-five (45) day period). The purchase price shall equal all Approved Budget funds previously advanced or deemed advanced excluding fees and interest to Construction Lender.

      9. MISCELLANEOUS.

      9.1 Waiver of Trial by Jury. THE PARTIES TO THIS AGREEMENT DESIRE TO AVOID THE ADDITIONAL TIME AND EXPENSE RELATED TO A JURY TRIAL OF ANY DISPUTES ARISING HEREUNDER. THEREFORE, IT IS MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO, AND FOR THEIR SUCCESSORS AND ASSIGNS, THAT THEY SHALL AND HEREBY DO WAIVE TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, OR THIRD-PARTY CLAIM, INCLUDING ANY AND ALL CLAIMS OF INJURY OR DAMAGES, BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE


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RELATIONSHIP WHICH ARISES HEREFROM.  THE PARTIES ACKNOWLEDGE AND AGREE THAT
THIS WAIVER IS KNOWINGLY, FREELY AND VOLUNTARILY GIVEN, IS DESIRED BY ALL PARTIES, AND IS IN THE BEST INTEREST OF ALL PARTIES.

      9.2 Notice. Any notices, demands, approvals and other communications provided for herein shall be in writing and shall be delivered by telephonic facsimile and by overnight air courier, personal delivery or registered or certified U.S. Mail with return receipt requested, postage paid, to the appropriate party at its address as follows:

            If to Owner:

            ALCO II, L.L.C.
            c/o Charles E. Trefzger
            46 Third Street N.W.
            Hickory, North Carolina  28601

            With a copy to:

            CAPSTONE CAPITAL CORPORATION
            1000 Urban Center Drive, Suite 630
            Birmingham, Alabama 35242
            Attention:  Mr. Daryl D. McCombs, Assistant Vice President
            Telephone:  (205) 967-2092
            Telecopy:   (205) 967-9066

            If to Developer:

            BCC Development and Management Co.
            5021 Louise Drive, Suite 200
            Mechanicsburg, Pennsylvania  17055
            Attention:  Karen Barber, Esq.

            With copies to:

            Kirkpatrick and Lockhart, L.L.P.
            1500 Oliver Building
            Pittsburgh, Pennsylvania  15222-2312
            Attn:  John C. Rodney, Esq.

      Addresses for notice may be changed from time to time by written notice to all other parties. Any communication given by mail will be effective (i) upon the earlier of (a) three business days following deposit in a post office or other official depository under the care and custody of the United States Postal Service or (b) actual receipt, as indicated by the return receipt; (ii) if given by telephone facsimile, when sent; and (iii) if given by personal delivery or by


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overnight air courier, when delivered to the appropriate address set forth.

      9.3 Governing Law. This Agreement shall be interpreted according to the laws of the State of Alabama. All disputes hereunder shall be adjudicated in the federal courts sitting in the State of Alabama, or should such courts refuse to recognize jurisdiction over such matters, the courts of the State of Alabama.

      9.4 Assignment. Neither party shall assign its rights and obligations under this Agreement without the prior written approval of the other party except that Developer may assign it rights and obligations to a wholly-owned subsidiary or an affiliate of Developer. Developer shall provide notice to Owner of such assignment.

      9.5 Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, and all other communications between the parties relating to such subject matter.

      9.6 Amendments. This Agreement shall not be modified or amended except by mutual written agreement.

      9.7 Waiver of Breach. The waiver by either party of a breach or violation of any provisions of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision.

      9.8 Severability. In the event any provision of this Agreement is held to be unenforceable or invalid for any reason, this Agreement shall remain in full force and effect and enforceable in accordance with its terms disregarding such enforceable or invalid provision; provided, however, that in the event that a provision of this Agreement is rendered invalid or unenforceable and its removal has the effect of materially altering the obligations or benefits to either party, the party so affected shall have the right to terminate this Agreement upon thirty (30) days' prior written notice to the other party.

      9.9 Captions and Headings. The captions or headings in this Agreement are made for convenience and general reference only and should not be construed to describe, define or limit the scope and intent of the provisions of this Agreement.

      9.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute only one Agreement.

      9.11 Binding Effect. This Agreement shall be binding and shall inure to the benefit of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.

      9.12 No Rule of Construction. The parties acknowledge that this Agreement was


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initially prepared by Owner solely as a convenience and that all parties hereto, and their counsel, have read and fully negotiated all of the language used in this Agreement. The parties acknowledge that, because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous and unclear language in favor of or against any party because such party drafted this Agreement.

      9.13 No Third Party Beneficiary. This Agreement is solely for the benefit of the parties hereto and shall not inure to the benefit of any individual or entity not a party to this Agreement, except for Construction Lender.

      9.14 Time is of the Essence. With respect to all provisions of this Agreement, time is of the essence.

      9.15 Other Terms. The term "document" is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms "including" and "include" mean "including without limitation" and "including, but not limited to". The term "any" as a modifier to any noun, shall be construed to mean "any and/or all" preceding the same noun in the plural. The terms "herein" "hereunder" and other similar compounds of the word "here" refer to the entire document in which the term appears and not to any particular provision or section of the document in which the term appears and not to any particular provision or section of the document.

      9.16 Unavoidable Delay. An Unavoidable Delay shall toll the time for performance by Developer hereunder for the duration of the Unavoidable Delay, except that in no event shall Developer have more than eighteen (18) months from the execution hereof to discharge all of its obligations hereunder.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
                    SIGNATURES APPEAR ON THE FOLLOWING PAGE.


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                                OWNER:

                                ALCO II, L.L.C.,
                                a North Carolina limited liability company



                                By /s/ Charles Trefzger
                                  ------------------------------------------

                                Name
                                    ----------------------------------------

                                Title
                                     ---------------------------------------


                                DEVELOPER:

                                BCC DEVELOPMENT AND
                                MANAGEMENT COMPANY,
                                a Delaware corporation



                                By /s/ Brian L. Barth
                                   -----------------------------------------
                                       Brian L. Barth
                                       Vice President


                                GUARANTOR:

                                BALANCED CARE CORPORATION



                                By /s/ Brian L. Barth
                                   -----------------------------------------
                                       Brian L. Barth
                                       Vice President


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                                    EXHIBIT 1

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings as indicated:

      "Advance Rate" means the prime rate of interest as reported by the Wall Street Journal on the date of each advance plus two percent (2%).

      "Agreement" means this agreement and all exhibits and schedules attached hereto.

      "Approved Budget" has the meaning set forth in Section 2.1.

      "Authorization" means any authorization, consent, approval, order, license, permit, exemption or other action by or from, or any filing, registration or qualification with, any Governmental Agency or other Person.

      "Charter Documents" means (a) in the case of a corporation, its articles of incorporation and bylaws, (b) in the case of a partnership, its partnership agreement and any certificate or statement of partnership, and (c) in the case of a trust or any other entity, its formation documents, in each case as amended from time to time.

      "Completion of the Project" means the date which is the earlier of _______________ or the date the Project obtains all certificates and licenses necessary to operate the Facility as a (1) 59-unit (Roanoke), (2) 60-unit (Danville), (3) 51-unit (Harrisonburg) assisted living/personal care facility.

      "Developer" has the meaning set forth in the introductory paragraph to this Agreement.

      "Events of Default" means the events set forth in Section 4.1.

      "Financial Statements" means for any Fiscal Year or other accounting period for Developer, audited statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year of Developer to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year of Developer, and prepared in accordance with generally accepted accounting principles consistently applied, except as noted.

      "Fiscal Year" means Developer's fiscal year, ending on June 30 of each calendar year.

      "Governmental Agency" means, as relates to the Project, (a) any government or municipally or political subdivision of any government or municipality, (b) any assessment, improvement, community facilities or other special taxing district, (c) any governmental or quasi-governmental agency, authority, board, bureau, commission, corporation, department, instrumentality or public body, (d) any court, administrative tribunal, arbitrator, public utility or regulatory body, or (e) any central bank or comparable authority.

      "Impositions" means, collectively, all taxes relating to the Property and the Project, including all ad valorem, sales and use, gross receipts, action, privilege, rent or similar taxes, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed prior to the termination hereof) water, sewer or other rents and charges, excises, tax levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and the Project (including all interest and penalties thereon due to any failure in payment by Developer); provided that nothing contained in this Agreement shall be construed to require Developer to pay any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Owner.

      "Laws" means all federal, state and local laws, rules, regulations, ordinances and codes.

      "Lease" has the meaning set forth in Section 2.4.

      "Lien" means any lien, mortgage, deed of trust, pledge, security interest, equitable or other charge or encumbrance, or the option or right to acquire any such item, except for ad valorem real estate taxes that are timely paid.

      "Net Operating Income" means, with respect to the Project, earnings before interest, taxes (other than ad valorem taxes), rent, depreciation and amortization, less all expenses.

      "Owner" has the meaning set forth in the introductory paragraph to this Agreement.

      "Person" means any person or entity, whether an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated organization, bank, business association or firm, joint venture, Governmental Agency or otherwise.

      "Project" has the meaning set forth in recitals of this Agreement.

      "Property" has the meaning set forth in the recitals of this Agreement.

      "Remedy" means any right, power or remedy.

      "Taxes" means all taxes, assessments, charges, fees and levies (including interest and penalties) imposed, assessed or collected by any Governmental Agency.

      "Transaction Documents" has the meaning set forth in Section 3.1.

      "Unavoidable Delay" means an act of God, civil unrest, natural disaster or failure by Owner to cure a failure to provide funding called for by this Agreement after performance by Developer of all conditions precedent thereto.

      "Voting Shares" of any corporation means shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the board of directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

--------------------------------------------------------------------------------

                    OMITTED EXHIBITS
                    ----------------
EXHIBIT 2.1 (i)     APPROVED BUDGET

EXHIBIT 2.1 (ii)    PLANS AND SPECIFICATIONS

EXHIBIT 2.1 (iii)   CONSTRUCTION CONTRACT

EXHIBIT 2.3         CONSTRUCTION CONTRACT

EXHIBIT 2.4         LEASE